Please see PDF of this exhibit ex99_2.pdf

Chembio Diagnostics, Inc.
3661 Horseblock Road, Medford, NY 11763
Ticker Symbol: CEMI (OTCBB)
Year Founded: 1992
Number of Employees: 96
Company Contact: Susan Norcott 631-924-1135 x125
www.chembio.com

Business Description
Chembio Diagnostics, Inc. develops, manufactures and licenses point-of-care testing (POCT) products.  Chembio created and patented a new revolutionary technology called Dual Path Platform (DPP™). The technology is addressing critical market requirements in the infectious disease testing market and other growing markets.  Products under development, both OEM and branded, are anticipated to create significant new revenue streams that will add to Chembio’s core business of rapid HIV tests.

Investment Highlights
Newly patented DPP technology revolutionizes the category showing significant improvement over earlier technology. Major benefits include improved sensitivity, multiplexing, sample control and quantitative measurements.

Chembio’s FDA Approved HIV tests marketed in U.S. by Inverness Medical Innovation (IMA), a leading POCT company. IMA markets Chembio’s products as Clearview® Complete HIV 1/2 globally and Clearview® HIV 1/2 STAT-PAK™ in U.S. to hospital emergency departments, public health clinics, and physicians offices.

Point of care  testing is the fastest growing segment of the $28 billion in-vitro diagnostics market. Drive for cost containment and need for quick results have caused the market to grow rapidly.

Financial Information
(in $000's)	QI 2008	QI 2007	2007	2006
Total Revenues	$2,365	$2,038	$9,231	$6,503
Cost of Sales	1,303	1,378	5,369	4,486
Gross Profit	1,062	660	3,862	2,017
Gross Profit %	-44.90%	-32.38%	-41.84%	-31.02%
Overhead Costs:
R&D with Regulatory	626	319	1,907	1,401
S, G&A	1,248	1,252	4,831	5,196
Total Overhead Costs	1,874	1,571	6,738	6,597
Operating Income (Loss)	(812)	(911)	(2,876)	(4,580)
Net Income (Loss)	(798)	(729)	(2,627)	(4,995)
Pref. Divid. & Beneficial Conv. Features	-	354	5,645	3,210
Net Loss Attrib. To Common Stockholders	$(798)	$(1,083)	$(8,272)	$(8,205)

Selected Balance Sheet Information ($000s)	QI 2008
Cash	1,765
Total Assets	6,615
Total Liabilities	2,992

Shareholders’ Equity	3,624
Common Stock Outstanding (# Shares in 000s)	60,537

Stock Information
Price 5/19/08
52 wk. hi/lo	$0.12
$.65 / $.08
Market Cap	$7.2MM
Average Vol.	100,477 (3 Mos.)
Company Coverage / Analyst
Collins Stewart LLC	Keay Nakae
JM Dutton Assoc,	Stephen Handley

Major Beneficial Holders	# of Common Shares and Warrants
Crestview Capital Masters Fund, LLC	24,145,310
Lawrence Siebert	8,466,405
Inverness Medical Innovations, Inc.	5,367,840
Vicis Capital Master Fund	4,608,707
Millennium 3 Opportunity Fund, LLC	4,006,610

[graphs of revenue and gross profit - not shown - see PDF]

[images of Inverness sell sheet - not shown - see PDF]

DPP™ Technology
Competitive Advantages For POC Testing
•	Improved Sensitivity - enabled by more efficient binding method
•	Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
•	Enhanced Sample Control – as a result of independent sample migration path
•	Clearer Results – efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Management Team

Lawrence A. Siebert, CEO, 25 years of management and financing experience
Richard J. Larkin, CFO, 25 years of operational and financial experience
Javan Esfandiari, SVP R&D, 15 years of experience in development of in-vitro diagnostic point of care products
Robert Aromando, SVP Commercial, 25 years of sales and marketing experience in diagnostics and pharmaceutical industries

Board Of Directors

Katherine Davis - Former Lieutenant Governor and numerous other leadership positions for the State of  Indiana; former senior executive of Cummins, Inc. (NYSE:CMI)
James Merselis - 30 years of Dx industry experience; Former CEO of Hemosense (AMEX:HEM) sold in 2007 to Inverness
Dr. Gary Meller - broad experience in medical and information technology and pharmaceutical product development
Alan Carus, CPA – former partner of Ernst & Young and senior executive with Overseas Shipholding Group, Inc. (NYSE:OSG)

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostic’s Inc. most recent Form 10-KSB and Forms 10-Q for additional information about the Company and related risks.  - May  2008